Exhibit 28(h)

MEEDER FUNDS AMENDED AND RESTATED
 SHAREHOLDER SERVICES PLAN

(As Adopted August 5, 2016)

This Amended and Restated Shareholder Services Plan (the “Plan”) is adopted by Meeder Funds (the “Trust”) on behalf of those series listed on Schedule A attached hereto and as may be amended from time to time (collectively the “Funds” and individually a “Fund”). A majority of the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust (“Independent Trustees”), as defined in the Investment Company Act of 1940, as amended, including the rules and regulations promulgated thereunder (the “1940 Act”), having determined that the Plan is in the best interests of each class of each Fund individually and of the Trust as a whole, have approved the Plan and any amendments thereto.

WHEREAS, Meeder Funds, a Massachusetts Business Trust (the "Trust"), engages in business as an open-end management investment company and is registered as such under the 1940 Act; and

WHEREAS, the Trust is authorized to issue an unlimited number of shares of beneficial interest without par value (the “Shares”), which may be divided into one or more series of Shares (“Funds”), which may have multiple Classes (“Classes”); and

WHEREAS, the Board of Trustees wishes to amend and restate the existing Administrative Services Plan for Meeder Funds; and

NOW THEREFORE, the Trust hereby adopts this Amended and Restated Shareholder Services Plan on the following terms and conditions:

1.	IMPLEMENTATION. Any officer of the Trust, or an authorized Transfer Agent, Distributor or designee on its behalf, may execute and deliver, in the name of the Trust and on behalf of the Funds, a written Shareholder Services Agreement or other agreement containing such terms with certain financial institutions, broker-dealers, and other financial intermediaries (“Authorized Service Providers”) that are record owners of Fund Shares or that have a servicing relationship with the beneficial owners of Shares of the Funds. A form of such Shareholder Services Agreement is attached as Exhibit B.

2.	SHAREHOLDER SERVICES. Pursuant to the Shareholder Services Agreement, the Authorized Service Provider shall provide to those customers who own Fund Shares administrative support services, not primarily intended to result in the sale of Shares of the Funds, which activities include, but are not limited to the following:

(a)	Responding to customer inquiries of a general nature regarding the Funds;

(b)	Processing dividend and distribution payments from the Funds on behalf of customers;

(c)	Providing periodic statements to customers regarding their positions in Shares of the Funds or share equivalents;

(d)	Arranging for bank wire transfer of funds to or from a customer’s account;

(e)	Responding to customer inquiries and requests regarding Prospectuses, Statements of Additional Information, shareholder reports, notices, proxies and proxy statements, and other Fund documents;

(f)	Forwarding Prospectuses, Statements of Additional Information, tax notices and annual and semi-annual reports to beneficial owners of Fund Shares;

(g)	Providing sub-accounting with respect to the Shares beneficially owned by customers or otherwise assisting the Funds in establishing and maintaining shareholder accounts and records;

(h)	Aggregating and processing purchase, exchange and redemption requests from customers and placing net purchase, exchange and redemption orders for customers;

(i)	Assisting customers in changing account options, account designations and account addresses;

(j)	Rendering shareholder support services not otherwise provided by the Funds’ Transfer Agent; and

(k)	Providing such other similar services as the Trust may reasonably request to the extent the Authorized Service Provider is permitted to do so under applicable statutes, rules, or regulations.

3.	COMPENSATION. In consideration for such administrative support services, the Authorized Service Providers may be paid a fee, computed daily and paid periodically in the manner set forth in the respective Shareholder Services Agreements, at an annual rate not exceeding the amount set forth on Exhibit A of the average daily net assets of the Fund Shares attributable to Institutional Class, Retail Class and Adviser Class Shares, respectively, owned of record or beneficially by the customers of the Authorized Service Provider. All expenses incurred by the Trust or the Funds with respect to the Plan shall be borne by the holders of the respective Fund's Shares.

4.	TERM AND TERMINATION.

(a)	Unless terminated as herein provided, the Plan shall continue in effect for a one-year period from the effective date of the Plan, and shall continue in effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved by votes of a majority of both; (i) the Board of Trustees of the Trust, and (ii) the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval.

(b)	The Plan may be terminated at any time by the vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust. If the Plan is terminated, the Trust will not be required to make any payments for expenses incurred after the date of termination.

5.	AMENDMENT. The Plan may be amended at any time by the Board of Trustees with respect to any Fund, provided that all material amendments to the Plan shall be approved by the Trust's Trustees in the manner provided for in Section 4.

6.	SELECTION AND NOMINATION OF TRUSTEES AND INDEPENDENT LEGAL COUNSEL. While the Plan is in effect, the selection and nomination of Independent Trustees of the Trust shall be committed to the discretion of the Independent Trustees and any person who acts as legal counsel for the Independent Trustees shall be an independent legal counsel.

7.	REPORTING. While the Plan is in effect, the Board of Trustees shall be provided with a quarterly written report of the amounts expended pursuant to the Plan and the purposes for which the expenditures were made. The Board of Trustees may also request that the Trust’s Adviser or any Service Provider under the Plan provide information sufficient to inform the board of the overall distribution and servicing arrangements of the Fund that may be necessary to evaluate the activities for which such payments are made.

8.	RECORDKEEPING. The Trust shall preserve copies of the Plan and any related agreement and all reports made pursuant to Section 7 hereof, for a period of not less than six years from the date of the Plan, the agreements or such reports, as the case may be, the first two years in an easily accessible place.

9.	SEVERABLE. The provisions of the Plan are severable for each Fund and each Class. Whenever the Plan provides for action to be taken with respect hereto such action must be taken separately for each Fund or Class affected thereby.

Schedule A
to the
Shareholder Services Plan

Fund Name	Share Class	Maximum Fee (annual rate expressed as a percentage of the average daily net assets of each Class of Shares)
Global Opportunities Fund	Institutional Retail Adviser	0.10% 0.20% 0.25%
Aggressive Growth Fund	Institutional Retail Adviser	0.10% 0.20% 0.25%
Dividend Opportunities Fund	Institutional Retail Adviser	0.10% 0.20% 0.25%
Dynamic Growth Fund	Institutional Retail Adviser	0.10% 0.20% 0.25%
Quantex Fund	Institutional Retail Adviser	0.10% 0.20% 0.25%
Balanced Fund	Institutional Retail Adviser	0.10% 0.20% 0.25%
Muirfield Fund	Institutional Retail Adviser	0.10% 0.20% 0.25%
Spectrum Fund	Institutional Retail Adviser	0.10% 0.20% 0.25%
Total Return Bond Fund	Institutional Retail Adviser	0.10% 0.20% 0.25%
Miller/Howard Infrastructure Fund	Institutional Retail Adviser	0.10% 0.20% 0.25%

Schedule B
to the
 Shareholder Services Plan

SHAREHOLDER SERVICES AGREEMENT

This Shareholder Services Agreement (the "Agreement") is made as of ___________, 201[_], by and between the Meeder Funds (the “Trust”), a Massachusetts business trust registered as an open-end investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), on behalf of those series listed on Schedule B attached hereto (each a "Fund" and collectively, the "Funds"), and [_____________________] (the “Authorized Service Provider”) solely for the purpose of providing administrative services, as provided below:

1.	Services. The Authorized Service Provider shall provide those shareholder services and/or account maintenance services listed on Schedule A attached hereto, to those individuals or entities with whom the Authorized Service Provider has a servicing and/or other relationship and who may from time to time directly or beneficially own Shares of the Fund. Schedule A may be amended from time to time by mutual agreement of the parties.

2.	Compensation.

(a)            The fee to be paid with respect to each Fund will be computed and paid monthly at an annual rate not to exceed 0.__% of the average daily net asset value of the Shares of the Fund for which services are rendered, provided that such Shares are beneficially owned of record at the close of business on the last business day of the payment period by shareholders with whom the Authorized Service Provider has a servicing relationship as indicated by the records maintained by the Trust or its transfer agent (the “Subject Shares”).

(b)            The Trust shall pay the Authorized Service Provider the total of the fees calculated for a Fund for any period with   respect to which such calculations are made within [45 days] after the close of such period.

3.	Records and Reporting. The Authorized Service Provider shall furnish the Trust with such information as shall reasonably be requested by the Trustees with respect to the fees paid to the Authorized Service Provider pursuant to this Agreement.

4.	Limitations.

(a)            The parties acknowledge and agree that the services described in Section 1 above and listed in Schedule A attached hereto are not primarily intended to result in the sale of shares of the Funds and are not the services of an underwriter within the meaning of the Securities Act of 1933, as amended, or the 1940 Act.

(b)            Neither the Authorized Service Provider nor any of its employees or agents are authorized to make any representation concerning Shares of the Fund except those contained in the then current Prospectus or Statement of Additional Information for the Fund, and the Authorized Service Provider shall have no authority to act as agent for the Fund outside the parameters of this Agreement.

5.	Termination. This Agreement may be terminated by either party at any time without payment of any penalty upon sixty (60) days’ written notice.

6.	Amendments. This Agreement and any Schedule hereto may not be revised except by mutual written agreement between the parties. This Agreement may be revised only after 60 days’ written notice or upon such shorter notice as the parties may mutually agree.

7.	Notices.

All communications to the Fund should be sent to:

The Meeder Funds
________________________
________________________
Attn:____________________

Any notice to the Authorized Service Provider shall be sent to:

[Authorized Service Provider]
________________________
________________________
________________________
Attn:____________________

All communications and any notices required hereunder shall be deemed to be duly given if mailed or faxed to the respective party at the address for such party specified above.

8.	Confidentiality. The parties to this Agreement mutually acknowledge that the Trust maintains and is subject to a Privacy Policy that restricts the disclosure of certain types of non-public information regarding the customers of the Fund and the parties agree to be bound by the restrictions imposed by such Privacy Policy.

9.	Indemnification.

(a)            The Trust agrees to indemnify and hold the Authorized Service Provider harmless against any losses, claims, damages, liabilities or expenses (including attorney’s fees) to which the Authorized Service Provider may become subject insofar as such losses, claims, damages, liabilities or expenses or actions in respect thereof arise out of or are based upon any material breach by the Trust of any provision of this Agreement or the Trust’s negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement.

(b)            The Authorized Service Provider agrees to indemnify and hold the Trust harmless against any losses, claims, damages, liabilities or expenses (including attorney’s fees) to which the Trust may become subject insofar as such losses, claims, damages, liabilities or expenses or actions in respect thereof arise out of or are based upon any material breach by the Authorized Service Provider of any provision of this Agreement or the Authorized Service Provider’s negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement.

10.	Governing Law. This Agreement shall be construed in accordance with the laws of the State of Ohio

11.	Limitation of Liability. This Agreement is executed by the Meeder Funds on behalf of its Trustees, acting in their capacity as trustees, but not individually or personally, under a Declaration of Trust filed at the office of the Secretary of State for the Commonwealth of Massachusetts and to any and all amendments thereto. The obligations of Meeder Funds are made by the Trust, not by its Trustees, shareholders or representatives in any personal capacity, and bind only the assets of the Trust. All persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

12.	Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

13.	Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14.	Entire Agreement. This Agreement, including the Attachments hereto, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes all previous agreements, written or oral, with respect to such matters.

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the ____ day of _______________, 201[_].

THE MEEDER FUNDS, on behalf of those series listed on Schedule B
[AUTHORIZED SERVICE PROVIDER]

By:	By:

Name:	Name:

Title:	Title:

SCHEDULE A
TO
SHAREHOLDER SERVICES AGREEMENT

The types of shareholder services which may be compensated pursuant to the Agreement include, but are not necessarily limited to, the following:

(a)	Responding to customer inquiries of a general nature regarding the Funds;

(b)	Processing dividend and distribution payments from the Funds on behalf of customers;

(c)	Providing periodic statements to customers regarding their positions in Shares of the Funds or share equivalents;

(d)	Arranging for bank wire transfer of funds to or from a customer’s account;

(e)	Responding to customer inquiries and requests regarding Prospectuses, Statements of Additional Information, shareholder reports, notices, proxies and proxy statements, and other Fund documents;

(f)	Forwarding Prospectuses, Statements of Additional Information, tax notices and annual and semi-annual reports to beneficial owners of Fund Shares;

(g)	Providing sub-accounting with respect to the Shares beneficially owned by customers or otherwise assisting the Funds in establishing and maintaining shareholder accounts and records;

(h)	Aggregating and processing purchase, exchange and redemption requests from customers and placing net purchase, exchange and redemption orders for customers;

(i)	Assisting customers in changing account options, account designations and account addresses;

(j)	Rendering shareholder support services not otherwise provided by the Funds’ Transfer Agent; and

(k)	Providing such other similar services as the Trust may reasonably request to the extent the Authorized Service Provider is permitted to do so under applicable statutes, rules, or regulations.

SCHEDULE B
TO
SHAREHOLDER SERVICES AGREEMENT

Name of Fund

Global Opportunities Fund
Aggressive Growth Fund
Dividend Opportunities Fund
Dynamic Growth Fund
Quantex Fund
Balanced Fund
Muirfield Fund
Spectrum Fund
Total Return Bond Fund
Miller/Howard Infrastructure Fund